UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

MAXLIFE FUND CORP.
(Exact Name Of Registrant As Specified In Charter)

Wyoming	333-138298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

45 Sheppard Avenue East, Suite 900 North York, Ontario Canada M2N 5W9
(Address of Principal Executive Offices)

(866) 752-5557
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2009, Maxlife Fund Corp. (the “Company”) announced that some of its founding shareholders have agreed to cancel a total of 14,050,000 shares of the Company's common stock in order to increase overall shareholder value for the Company.

Itamar Cohen a founding shareholder of the Company has agreed to cancel 12,900,000 shares of the Company’s common stock.  The Company may in the future issue warrants or options to purchase shares of the Company’s common stock to Mr. Cohen in consideration for the cancellation of shares.

574667 Ontario Limited a founding shareholder has agreed to cancel 1,150,000 shares of the Company’s common stock.  The Company may in the future issue warrants or options to purchase shares of the Company’s common stock to 574667 Ontario Limited in consideration for the cancellation of shares.

A copy of the press release announcing the cancellation of the common shares is included in this Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MAXLIFE FUND CORP.

Date: August 5, 2009	By:	/s/ Bennett Kurtz
Bennett Kurtz
President, Chief Executive Officer, Chief Financial Officer and Director

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